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<TITLE>Sequa Terminates its Revolving Credit Facility</TITLE>

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 Immediately                                                         Linda G. Kyriakou</TD>

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 Sequa Terminates its Revolving Credit Facility</TD>

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 New York, January 22 , Sequa Corporation, after having halved the size of its revolving credit facility in March 2001, has cancelled the remaining $75 million revolving credit facility ahead of its October 2002 expiration. In both instances, the company indicated that it has adequate liquidity to meet anticipated near-term funding requirements.</TD>

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      For the longer term, Sequa will work with a group of banks to syndicate a new credit agreement and has begun discussions to that end.</TD>

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 Sequa Corporation is a diversified manufacturing and technology company </TD>

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 with operations in the fields of aerospace, propulsion, metal coating, specialty chemicals, </TD>

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 two-piece can machinery, industrial and auxiliary printing equipment, automotive products and men's formal wear. </TD>

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 #&#9;#&#9;#</TD>

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 1/22/02</TD>

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 Note: This press release may include forward-looking statements that are subject to risks and uncertainties. A number of factors, including political, currency, regulatory and competitive and technological developments, could result in material differences between actual results and those outlined in any forward looking statements. For additional information, see the comments included in Sequa=s filings with the Securities and Exchange Commission.</TD>

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